UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  May 9, 2017
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
     Section 13(a) of the Exchange Act.     ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On May 9, 2017 (the “Incremental Effective Date”), Diebold Nixdorf, Incorporated (the “Company”) entered into an incremental amendment (the “Incremental Amendment”) to its Credit Agreement, dated as of November 23, 2015 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among the Company, certain subsidiary borrowers party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Incremental Amendment (i) repriced and reduced the $795.0 million U.S. Dollar-denominated term B loans issued under the Credit Agreement to the Company (the “Original Dollar Term Loans”) through (a) repayment of $250.0 million thereof with the proceeds of loans drawn under its $250.0 million U.S. Dollar-denominated delayed draw term loan A facility (the “Delayed Draw Term A Loans”), (b) replacement of $70.0 million thereof with Repriced Euro Term Loans (as hereinafter defined) and (c) a refinancing of the remaining Original Dollar Term Loans with $475.0 million of new U.S. Dollar-denominated term B loans (the “Repriced Dollar Term Loans”) and (ii) repriced and increased the €348.0 million Euro-denominated term B loans issued under the Credit Agreement to the Company (the “Original Euro Term Loans”) through a refinancing thereof with €415.0 million of new Euro-denominated term B loans (the “Repriced Euro Term Loans”).

The interest rate with respect to (i) the Repriced Dollar Term Loans is based on, at the Company’s option, adjusted LIBOR plus 2.75% (with a floor of 0.00%) or ABR plus 1.75% (with an ABR floor of 1.00%), which is a decrease from the interest rate that was applicable to the Original Dollar Term Loans, which was based on, at the Company’s option, adjusted LIBOR plus 4.50% (with a floor of 0.75%) or ABR plus 3.50% (with an ABR floor of 1.75%), (ii) the Repriced Euro Term Loans is based on adjusted EURIBOR plus 3.00% (with a floor of 0.00%), which is a decrease from the interest rate that was applicable to the Original Euro Term Loans, which was based on adjusted EURIBOR plus 4.25% (with a floor of 0.75%) and (iii) the Delayed Draw Term A Loans is based on, at the Company’s option, adjusted LIBOR or ABR plus, in each case, a margin determined by reference to the Company’s total net leverage ratio (currently adjusted LIBOR plus 1.75% or ABR plus 0.75%). The maturity date for the Repriced Dollar Term Loans and the Repriced Euro Term Loans remains November 6, 2023 and the maturity date for the Delayed Draw Term A Loans remains December 23, 2020.

The Incremental Amendment also renewed the repricing premium of 1.00% in relation to the Term Loan B Facility to the date that is six (6) months after the Incremental Effective Date, removed the requirement to prepay the Repriced Dollar Term Loan and the Repriced Euro Term Loan upon any asset sale or casualty event if the Company is below a Total Net Leverage Ratio of 2.50:1.00 on a pro forma basis for such asset sale or casualty event and provides additional restricted payments and investment carveouts in regards to assets acquired with the Company’s acquisition of Wincor Nixdorf Aktiengesellschaft. All other material provisions under the Credit Agreement are unchanged.

Item 2.03.    Creation of a Direct Financial Obligation.
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
May 9, 2017	By:	/s/ Christopher A. Chapman
		Name:	Christopher A. Chapman
		Title:	Senior Vice President, Chief Financial Officer